Exhibit 99.1

FOR IMMEDIATE RELEASE:	FOR FURTHER INFORMATION:
Tuesday, May 23, 2006	Rich Sheffer (952) 887-3753

DONALDSON COMPANY DECLARES QUARTERLY CASH DIVIDEND;

ANNOUNCES SECOND $80 MILLION REPATRIATION PLAN

Tax cost of $3.6 million from repatriation plan to be recognized in fourth quarter

MINNEAPOLIS, MN (May 23, 2006) – Donaldson Company, Inc. (NYSE: DCI), announced today that its Board of Directors declared a regular cash dividend of 8 cents per share, payable June 16, 2006 to shareholders of record as of June 5, 2006. As of April 30, 2006, there were approximately 81,800,000 shares outstanding. The current declaration is the 203rd consecutive quarterly cash dividend paid by Donaldson over a time span of 50 years.

The Board also approved a second plan to repatriate an additional $80 million of foreign earnings in fiscal 2006 and reinvest those earnings in the United States, pursuant to the American Jobs Creation Act of 2004. We have completed the first $80 million repatriation plan, which was approved by the Board on July 29, 2005. In connection with the second repatriation plan, we expect to record a tax charge of $3.6 million ($.04 per share) in the fourth quarter of fiscal 2006.

About Donaldson Company

Donaldson is a leading worldwide provider of filtration systems and replacement parts. Donaldson is a technology-driven company committed to satisfying customer needs for filtration solutions through innovative research and development. Donaldson serves customers in the diesel engine and industrial markets including in-plant air cleaning, compressed air and gas purification, power generation, disk drive filtration, off-road equipment and on-road trucks. Our 11,000 employees contribute to the company’s success at over 30 manufacturing locations around the world. Donaldson is a member of the S&P MidCap 400 Index and Donaldson shares are traded on the NYSE under the symbol DCI. Additional company information is available at www.donaldson.com.

Donaldson’s Safe Harbor Statement

The company desires to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”) and is making this cautionary statement in connection with such safe harbor legislation. This earnings release, the Annual Report to Shareholders, any Form 10-K, 10-Q or Form 8-K of the company or any other written or oral statements made by or on behalf of the company may include forward-looking statements, forecasts and projections which reflect the company’s current views with respect to future events and financial performance but involve uncertainties that could significantly impact results. The words “believe,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “outlook,” “plan,” “promises,” “project,” “should,” “will be” and similar expressions are intended to identify “forward-looking statements” within the meaning of the Act.

The company wishes to caution investors that any forward-looking statements are subject to uncertainties and other risk factors that could cause actual results to differ materially from such statements, including but not limited to risks associated with: currency fluctuations, commodity prices, world economic factors, political factors, the company’s international operations, highly competitive markets, and governmental laws and regulations. For a more detailed explanation, see the Company’s 2005 Form 10-K and most recent Form 10-Q filed with the Securities and Exchange Commission. The company wishes to caution investors that new factors emerge from time to time, and it is not possible for management to predict all such factors, nor can it assess the impact of each such factor or the extent to which any factor may cause actual results to differ materially from those contained in any forward-looking statements. Investors are further cautioned not to place undue reliance on such forward-looking statements as they speak only to the company’s views as of the date the statement is made. The company undertakes no obligation to publicly update or revise any forward-looking statements.

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